Exhibit 99.1

FOR IMMEDIATE RELEASE

Hexion Inc. Announces First Quarter 2018 Results

First Quarter 2018 Highlights

•	Net sales of $946 million, a 9% increase versus prior year

•	Net loss of $13 million

•	Segment EBITDA of $118 million, a 24% increase versus prior year

•	Completed the sale of the Additives Technology Group (ATG) business in January 2018 generating $49 million in proceeds or approximately twelve times Segment EBITDA over the last twelve months

COLUMBUS, Ohio - (May 14, 2018) - Hexion Inc. (“Hexion” or the “Company”) today announced results for the first quarter ended March 31, 2018.

“Hexion reported strong Segment EBITDA gains of 24% and sales growth of 9%, respectively, in the first quarter of 2018,” said Craig A. Rogerson, Chairman, President and CEO. “First quarter 2018 Segment EBITDA reflected significant improvement in our base epoxy resins and phenolic specialty resins businesses, as well as the positive impact of our recent structural cost reduction initiatives. We also drove higher Segment EBITDA in all regions of our formaldehyde and forest products resins business.”

Mr. Rogerson added: “We continue to experience strong Segment EBITDA growth in 2018 reflecting tailwinds across the portfolio including improved demand in our forest products business, and continued strength in market fundamentals in base epoxy resins, which are expected to persist for the foreseeable future. We also expect our specialty epoxy business to benefit from growing market demand for waterborne coatings over the next few years and long-term secular growth in renewable energy to support our wind energy business.”

First Quarter 2018 Results

Net Sales. Net sales for the quarter ended March 31, 2018 were $946 million, an increase of 9% compared with $870 million in the prior year period. The increase in reported net sales was driven by pricing actions primarily in the base epoxy resins business and the pass-through of higher raw material costs in the global forest products resins and phenolic specialty resins businesses.

Segment EBITDA. Segment EBITDA for the quarter ended March 31, 2018 was $118 million, an increase of 24% compared with the prior year period. Segment EBITDA in the first quarter of 2018 increased by $24 million, or 26%, when adjusted for divestitures. First quarter 2018 results reflected the ongoing cost reductions and improved margins in the Company’s base epoxy resins, phenolic specialty resins, and global forest product resins and formaldehyde businesses.

Global Restructuring Programs

In the first quarter of 2018, the Company achieved $13 million of cost savings, including reductions in selling, general and administrative (SG&A) expenses and targeted site rationalizations. Hexion recently identified approximately $40 million in additional structural cost savings with approximately 90% of the savings related to headcount reductions. At March 31, 2018, Hexion had $39 million of total in-process cost savings. The Company has taken the majority of the actions and the impact is expected to be realized by year-end 2018.

Segment Results

Following are net sales and Segment EBITDA by reportable segment for the first quarter ended March 31, 2018 and 2017. See “Non-U.S. GAAP Measures” for further information regarding Segment EBITDA and a reconciliation of net loss to Segment EBITDA.

	Three Months Ended March 31,
(In millions)	2018	2017
Net Sales (1):
Epoxy, Phenolic and Coating Resins	$540	$492
Forest Products Resins	406	378
Total Net Sales	946	870
Adjustment for disposition (2)	—	(4)
Adjusted Net Sales	$946	$866

Segment EBITDA:
Epoxy, Phenolic and Coating Resins	$70	$52
Forest Products Resins	67	61
Corporate and Other	(19)	(18)
Total Segment EBITDA	$118	$95
Adjustment for disposition (2)	—	(1)
Adjusted Segment EBITDA	$118	$94
(1)Intersegment sales are not significant and, as such, are eliminated within the selling segment.
(2)Adjustment for disposition impacts the Forest Products Resins segment.

Liquidity and Capital Resources

At March 31, 2018, Hexion had total debt of approximately $3.8 billion compared to $3.7 billion at December 31, 2017. In addition, at March 31, 2018, the Company had $282 million in liquidity comprised of $95 million of unrestricted cash and cash equivalents, $145 million of borrowings available under the Company’s senior secured asset-based revolving credit facility (the “ABL Facility”) and $42 million of time drafts and availability under credit facilities at certain international subsidiaries. Hexion expects to have adequate liquidity to fund its ongoing operations for the next twelve months from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under its credit facilities.

Earnings Call

Hexion will host a teleconference to discuss First Quarter 2018 results on Monday, May 14, 2018, at 9:00 a.m. Eastern Time. Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: (844) 492-6045
International Participants: +1 (574) 990-2716
Participant Passcode: 3793847

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company's website: www.hexion.com. A replay of the call will be available for one week beginning at 1:00 p.m. Eastern Time on May 14, 2018. The playback can be accessed by dialing (855) 859-2056 (U.S.) and +1 (404) 537-3406 (International). The passcode is 3793847. A replay will also be available through the Investor Relations section of the Company’s website.

Covenant Compliance

The instruments that govern the Company’s indebtedness contain, among other provisions, restrictive covenants regarding indebtedness (including an Adjusted EBITDA to Fixed Charges ratio incurrence test), dividends and distributions, mergers and acquisitions, asset sales, affiliate transactions and capital expenditures.

The indentures that govern the Company’s 6.625% First-Priority Senior Secured Notes, 10.00% First-Priority Senior Secured Notes, 10.375% First-Priority Senior Secured Notes, 13.75% Senior Secured Notes and 9.00% Second-Priority Senior Secured Notes (collectively, the “Secured Indentures”) contain an Adjusted EBITDA to Fixed Charges ratio incurrence test which may restrict our ability to take certain actions such as incurring additional debt or making acquisitions if the Company is unable to meet this ratio (measured on a last twelve months, or LTM, basis) of at least 2.0:1. The Adjusted EBITDA to Fixed Charges ratio under the Secured Indentures is generally defined as the ratio of (a) Adjusted EBITDA to (b) net interest expense excluding the amortization or write-off of deferred financing costs, each measured on a last twelve months (“LTM”) basis. See “Non-U.S. GAAP Measures” for further information regarding Adjusted EBITDA and Schedule 5 to the release for a calculation of the Adjusted EBITDA to Fixed Charges ratio.

The Company’s ABL Facility does not have any financial maintenance covenant other than a minimum Fixed Charge Coverage Ratio of 1.0 to 1.0 that would only apply if the Company’s availability under the ABL Facility at any time is less than the greater of (a) $35 million and (b) 12.5% of the lesser of the borrowing base and the total ABL Facility commitments at such time. The Fixed Charge Coverage Ratio under the credit agreement governing the ABL Facility is generally defined as the ratio of (a) Adjusted EBITDA minus non-financed capital expenditures and cash taxes to (b) debt service plus cash interest expense plus certain restricted payments, each measured on an LTM basis. At March 31, 2018, the Company’s availability under the ABL Facility exceeded such levels; therefore, the minimum fixed charge coverage ratio did not apply.

Non-U.S. GAAP Measures
Segment EBITDA is defined as EBITDA adjusted to exclude certain non-cash and non-recurring expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Corporate and Other primarily represents certain corporate, general and administrative expenses that are not allocated to the other segments. Segment EBITDA should not be considered a substitute for net loss or other results reported in accordance with U.S. GAAP. Segment EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted Segment EBITDA is defined as Segment EBITDA adjusted for disposition. See Schedule 4 to this release for reconciliation of net loss to Segment EBITDA and Adjusted Segment EBITDA.
Adjusted EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro forma basis, including the expected future cost savings from business optimization programs or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. As the Company is highly leveraged, it believes that including the supplemental adjustments that are made to calculate Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Adjusted EBITDA and Fixed Charges are not defined terms under U.S. GAAP. Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net loss determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of our operations, it is a necessary element of our costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the Secured Indentures should not be considered an alternative to interest expense. See Schedule 5 to this release for reconciliation of net loss to Adjusted EBITDA and the Fixed Charges Ratio.

Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company
Based in Columbus, Ohio, Hexion Inc. is a global leader in thermoset resins. Hexion Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Inc. is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about Hexion Inc. and its products is available at www.hexion.com.

Investors and Media Contact:
John Kompa
614-225-2223
john.kompa@hexion.com

See Attached Financial Statements

HEXION INC.
SCHEDULE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
(In millions)	2018	2017
Net sales	$946	$870
Cost of sales	789	737
Gross profit	157	133
Selling, general and administrative expense	82	79
Gain on disposition	(44)	—
Asset impairments	25	—
Business realignment costs	9	7
Other operating expense (income), net	9	(6)
Operating income	76	53
Interest expense, net	83	83
Loss on extinguishment of debt	—	3
Other non-operating (income) expense, net	(1)	2
Loss before income tax and earnings from unconsolidated entities	(6)	(35)
Income tax expense	8	8
Loss before earnings from unconsolidated entities	(14)	(43)
Earnings from unconsolidated entities, net of taxes	1	1
Net loss	$(13)	$(42)

HEXION INC.
SCHEDULE 2: CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except share data)	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $18)	$113	$115
Accounts receivable (net of allowance for doubtful accounts of $19)	504	462
Inventories:
Finished and in-process goods	255	221
Raw materials and supplies	95	92
Current assets held for sale	—	6
Other current assets	56	44
Total current assets	1,023	940
Investment in unconsolidated entities	21	20
Deferred income taxes	8	8
Long-term assets held for sale	—	2
Other long-term assets	46	49
Property and equipment:
Land	90	84
Buildings	294	291
Machinery and equipment	2,354	2,327
	2,738	2,702
Less accumulated depreciation	(1,838)	(1,778)
	900	924
Goodwill	113	112
Other intangible assets, net	34	42
Total assets	$2,145	$2,097
Liabilities and Deficit
Current liabilities:
Accounts payable	$372	$402
Debt payable within one year	66	125
Interest payable	101	82
Income taxes payable	12	12
Accrued payroll and incentive compensation	63	47
Current liabilities associated with assets held for sale	—	2
Other current liabilities	121	135
Total current liabilities	735	805
Long-term liabilities:
Long-term debt	3,703	3,584
Long-term pension and post employment benefit obligations	256	262
Deferred income taxes	11	11
Other long-term liabilities	180	177
Total liabilities	4,885	4,839
Deficit
Common stock—$0.01 par value; 300,000,000 shares authorized, 170,605,906 issued and 82,556,847 outstanding at March 31, 2018 and December 31, 2017	1	1
Paid-in capital	526	526
Treasury stock, at cost—88,049,059 shares	(296)	(296)
Accumulated other comprehensive income (loss)	6	(8)
Accumulated deficit	(2,976)	(2,964)
Total Hexion Inc. shareholder’s deficit	(2,739)	(2,741)
Noncontrolling interest	(1)	(1)
Total deficit	(2,740)	(2,742)
Total liabilities and deficit	$2,145	$2,097

HEXION INC.
SCHEDULE 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
(In millions)	2018	2017
Cash flows used in operating activities
Net loss	$(13)	$(42)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30	28
Non-cash asset impairments	25	—
Deferred tax expense	1	—
Gain on sale of assets	—	(3)
Gain on disposition	(44)	—
Amortization of deferred financing fees	4	4
Loss on extinguishment of debt	—	3
Unrealized foreign currency losses	3	4
Other non-cash adjustments	(1)	(1)
Net change in assets and liabilities:
Accounts receivable	(36)	(91)
Inventories	(30)	(37)
Accounts payable	(28)	12
Income taxes payable	2	7
Other assets, current and non-current	(10)	(2)
Other liabilities, current and long-term	14	—
Net cash used in operating activities	(83)	(118)
Cash flows provided by (used in) investing activities
Capital expenditures	(25)	(30)
Proceeds from disposition, net	49	—
Proceeds from sale of assets, net	1	4
Net cash provided by (used in) investing activities	25	(26)
Cash flows provided by financing activities
Net short-term debt (repayments) borrowings	(15)	11
Borrowings of long-term debt	166	871
Repayments of long-term debt	(96)	(791)
Long-term debt and credit facility financing fees paid	(1)	(22)
Net cash provided by financing activities	54	69
Effect of exchange rates on cash and cash equivalents	2	2
Change in cash and cash equivalents	(2)	(73)
Cash and cash equivalents at beginning of period	115	196
Cash and cash equivalents at end of period	$113	$123
Supplemental disclosures of cash flow information
Cash paid for:
Interest, net	$61	$52
Income taxes, net	5	3

HEXION INC.
SCHEDULE 4: RECONCILIATION OF NET LOSS TO SEGMENT EBITDA (Unaudited)

	Three Months Ended March 31,
(In millions)	2018	2017
Reconciliation:
Net loss	$(13)	$(42)
Income tax expense	8	8
Interest expense, net	83	83
Depreciation and amortization	30	28
EBITDA	$108	$77
Items not included in Segment EBITDA:
Asset impairments	$25	$—
Business realignment costs	9	7
Gain on disposition	(44)	—
Realized and unrealized foreign currency losses (gains)	7	(1)
Loss on extinguishment of debt	—	3
Other	13	9
Total adjustments	10	18
Segment EBITDA	$118	$95

Segment EBITDA:
Epoxy, Phenolic and Coating Resins	$70	$52
Forest Products Resins	67	61
Corporate and Other	(19)	(18)
Total	$118	$95

	Three Months Ended March 31,
(In millions)	2018	2017
Segment EBITDA	118	95
Adjustment for disposition(1)	—	(1)
Adjusted Segment EBITDA	118	94

(1)	Adjustment for disposition impacts the Forest Products Resins segment.

HEXION INC.
SCHEDULE 5: RECONCILIATION OF LAST TWELVE MONTHS NET LOSS TO ADJUSTED EBITDA (Unaudited)

March 31, 2018
LTM Period
Net loss	$(205)
Income tax expense	18
Interest expense, net	329
Depreciation and amortization	117
Accelerated depreciation	14
EBITDA	273
Adjustments to EBITDA:
Asset impairments	38
Business realignment costs (1)	54
Realized and unrealized foreign currency losses	11
Gain on disposition	(44)
Unrealized gains on pension and postretirement benefits (2)	(4)
Other (3)	67
Cost reduction programs savings (4)	39
Adjustment for ATG disposition(5)	(4)
Adjusted EBITDA	$430
Pro forma fixed charges (6)	$314
Ratio of Adjusted EBITDA to Fixed Charges (7)	1.37

(1)
Primarily represents cost related to headcount reduction expenses and plant rationalization costs related to in-process and recently completed cost reduction programs, termination costs and other costs associated with business realignments.

(2)	Represents non-cash gains resulting from pension and postretirement benefit plan liability remeasurements.

(3)	Primarily includes certain professional fees related to strategic projects, retention program costs, business optimization expenses, management fees and expenses related to legacy liabilities.

(4)
Represents pro forma impact of in-process cost reduction programs savings. Cost reduction program savings represent the unrealized headcount reduction savings and plant rationalization savings related to cost reduction programs and other unrealized savings associated with the Company’s business realignments activities, and represent our estimate of the unrealized savings from such initiatives that would have been realized had the related actions been completed at the beginning of the period presented. The savings are calculated based on actual costs of exiting headcount and elimination or reduction of site costs.

(5)	Represents pro forma LTM Adjusted EBITDA impact of the ATG disposition, which occurred during the first quarter of 2018.

(6)	Reflects pro forma interest expense based on interest rates at March 31, 2018.

(7)
The Company’s ability to incur additional indebtedness, among other actions, is restricted under the Secured Indentures, unless the Company has an Adjusted EBITDA to Fixed Charges ratio of at least 2.0 to 1.0. As of March 31, 2018, we did not satisfy this test. As a result, we are subject to restrictions on our ability to incur additional indebtedness and to make investments; however, there are exceptions to these restrictions, including exceptions that permit indebtedness under our ABL Facility (available borrowings of which were $145 at March 31, 2018).